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Lazydays Holdings, Inc. Reports Third Quarter 2019 Financial Results

Tampa, FL (November 7, 2019) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) announced financial results for the third quarter ended September 30, 2019.

Third Quarter Financial Results and Highlights:

●	On September 16, 2019, Lazydays announced that it will open its first dedicated service center in the Houston, TX metro area. The Lazydays Service of Houston service facility is currently under construction and is expected to commence operations in the first quarter of 2020.

●	Revenues for the third quarter were $158.4 million; up $16.0 million versus 2018, or 11.3%. Revenue from sales of recreational vehicles was $138.9 million for the quarter, up $13.6 million, or 10.8%. RV unit sales, excluding wholesale units, were 1,935 for the quarter, up 135 units versus 2018, or 7.5%. This increase in unit volume was partially offset by a 0.4% decrease in our average selling price per unit excluding wholesale unit sales. Wholesale revenue was up $4.0 million versus 2018. Other revenues, which include finance and insurance (“F&I”) revenues as well as other revenues including parts, accessories, and related services, were up $2.5 million. This increase is attributable to higher F&I revenue per vehicle sold, as well as our three dealership acquisitions since August 2018 in Minneapolis, MN, Knoxville, TN, and The Villages, FL.

●	Gross profit, which excludes depreciation and amortization, was $30.5 million, up $0.2 million versus 2018. Gross margin declined between the two periods, from 21.3% in 2018 to 19.3% in 2019. This decline was driven by competitive end of model year pricing reducing RV sales gross margins, as well as increased wholesale sales as a percentage of the sales mix. In addition, the company believes that curtailment payments required for aged inventory throughout the industry drove competitors to aggressively price aged units to generate the required cash needed to meet curtailment payments.

●	Excluding transaction costs, depreciation and amortization, and the amortization of stock-based compensation; selling, general and administrative expense (“SG&A”) for the quarter was $25.6 million, up $1.8 million compared to the prior year, related to expenses from our three dealership acquisitions since August 2018 in Minnesota, Tennessee, and The Villages, Florida. Amortization of stock-based compensation decreased by $1.6 million compared to the prior year as a result of the graded vesting schedule of the market-based awards issued to management in March of 2018. Depreciation and amortization increased by $0.2 million compared to the prior year.

●	Adjusted EBITDA, a non-GAAP financial measure, was $5.3 million for the quarter, versus $6.3 million in 2018. This decrease was primarily driven by reduced RV sales margins from competitive pricing, as well as SG&A associated with our new dealerships.

●	As of September 30, 2019, cash was $33.5 million, up $6.9 million from December 31, 2018. This increase was primarily the result of cash flows from operating activities net of Floorplan financing payoffs as we reduced our inventory over this period by approximately $54.0 million excluding the recently acquired inventory at The Villages, Florida.

“Despite continued softer industry conditions and the aggressive end of model year competitive pricing we saw in the market, we continue to manage our inventory levels to be in line with demand, and have maintained our cash and balance sheet capacity at levels we believe will enable us to continue to execute our growth strategy.,” stated Mr. Murnane. “We continue to make progress on our growth strategy with the acquisition of Alliance Coach Inc. on August 1st of this year as well as with the announcement of our first dedicated service center in the Houston market.”

Conference Call Information:

The Company has scheduled a conference call at 10:00AM Eastern Time on November 7, 2019 that will also be broadcast live over the internet. The call can be accessed as follows:

Via phone by dialing 1-844-343-9114 for domestic callers and 1-647-689-5132 for international callers. Please dial in and request Lazydays Holdings, Inc. Third Quarter 2019 Financial Results Conference Call; also via webcast by clicking the link.

A live audio webcast of the conference call will be available online at https://www.lazydays.com/investor-relations.

A telephonic replay of the conference call will be available until November 14, 2019 and may be accessed by calling 1-800-585-8367 or 1-416-621-4642 with a conference ID number of 2585355. The webcast will be archived in the Investor Relations section of the Company’s website.

ABOUT LAZYDAYS RV

Lazydays, The RV Authority®, is an iconic brand in the RV industry. Home of the world’s largest recreational dealership, based on 126 acres outside of Tampa, Florida, Lazydays also has dealerships located at The Villages, Florida; Tucson, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee; and Loveland and Denver, Colorado. Offering the nation’s largest selection of leading RV brands, Lazydays features nearly 3,000 new and pre-owned RVs, more than 400 service bays and two on-site campgrounds with over 700 RV campsites. Lazydays RV Accessories & More™ stores offer thousands of accessories and hard-to-find parts at dealership locations. In addition, Lazydays also has rental fleets in Colorado.

Since 1976, Lazydays has built a reputation for providing an outstanding customer experience with exceptional service and product expertise, along with being a preferred place to rest and recharge with other RVers. Lazydays consistently provides the best RV purchase, service, rental and ownership experience, which is why more than a half-million RVers and their families visit Lazydays every year, making it their “home away from home.”

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker symbol “LAZY.” Additional information can be found here.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays’ future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for its Minnesota, Tennessee, and the Villages dealerships as well as its service business, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, and other factors described from time to time in Lazydays’ Securities and Exchange Commission reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

Note on Presentation

For the three months ended September 30, 2019 and September 30, 2018, the financial information presented represents the operating results of Lazydays Holdings, Inc. (labeled as “Successor” in the accompanying tables). For the nine months ended September 30, 2019, the financial information presented represents the operating results of Lazydays Holdings, Inc. For the nine months ended September 30, 2018, the financial information presented represents the combined operating results of Lazydays Holdings, Inc. for the period from March 15, 2018 to September 30, 2018 with the operating results of Lazy Days’ R.V. Center, Inc. (labeled as “Predecessor” in the accompanying tables) for the period from January 1, 2018 to March 14, 2018.

Results of Operations for the Three and Nine Months Ended September 30, 2019 and 2018

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands)

(Unaudited)

	Successor	Successor	Successor	Combined Successor and Predecessor
	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues
New and pre-owned vehicles	$138,861	$125,348	$440,541	$427,987
Other	19,541	17,035	59,464	54,354
Total revenue	158,402	142,383	500,005	482,341

Cost of revenues (excluding depreciation and amortization expense)
New and pre-owned vehicles	122,107	107,449	380,994	365,143
Adjustments to LIFO reserve	910	884	1,516	1,032
Other	4,841	3,776	14,526	11,400
Total cost of revenues (excluding depreciation and amortization)	127,858	112,109	397,036	377,575

Gross profit (excluding depreciation and amortization)	30,544	30,274	102,969	104,766

Transaction costs	193	243	508	3,738
Depreciation and amortization expense	2,732	2,532	8,067	6,836
Stock-based compensation expense	1,286	2,857	3,912	6,126
Selling, general, and administrative expenses	25,570	23,793	77,173	75,078
Income from operations	763	849	13,309	12,988
Other income/expenses
Gain/(loss) on sale of property and equipment	13	(9)	11	2
Interest expense	(2,321)	(2,428)	(7,879)	(7,365)
Total other expense	(2,308)	(2,437)	(7,868)	(7,363)
(Loss) income before income tax expense	(1,545)	(1,588)	5,441	5,625
Income tax expense	(941)	(1,141)	(4,225)	(3,484)
Net (loss) income	$(2,486)	$(2,729)	$1,216	$2,141

Balance Sheets as of September 30, 2019 and December 31, 2018

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash	$33,531	$26,603
Receivables, net of allowance for doubtful accounts of $435 and $687 at September 30, 2019 and December 31, 2018, respectively	21,399	16,967
Inventories	126,217	167,378
Income tax receivable	-	2,630
Prepaid expenses and other	2,957	3,166
Total current assets	184,104	216,744

Property and equipment, net	81,273	78,043
Goodwill	39,049	36,762
Intangible assets, net	69,900	70,189
Other assets	296	358
Total assets	$374,622	$402,096

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS, CONTINUED

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	September 30,	December 31,
	2019	2018
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$24,223	$22,599
Income taxes payable	535	-
Dividends payable	-	1,210
Floor plan notes payable, net of debt discount	107,331	143,469
Financing liability, current portion	887	714
Long-term debt, current portion	5,955	4,408
Total current liabilities	138,931	172,400

Long term liabilities
Financing liability, non-current portion, net of debt discount	63,808	60,533
Long term debt, non-current portion, net of debt discount	17,105	19,013
Deferred tax liability	18,717	18,717
Total liabilities	238,561	270,663

Commitments and Contingencies

Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding as of September 30, 2019 and December 31, 2018; liquidation preference of $64,290 and $61,210 as of September 30, 2019 and December 31, 2018, respectively	59,273	54,983

Stockholders’ Equity

Preferred Stock, $0.0001 par value; 5,000,000 shares authorized;	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,471,608 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	-	-
Additional paid-in capital	79,728	80,606
Accumulated deficit	(2,940)	(4,156)

Total stockholders’ equity	76,788	76,450
Total liabilities and stockholders’ equity	$374,622	$402,096

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are useful measures of performance as they reflect certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe that these supplemental measures are commonly used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP measures provide expanded insight of the underlying operating results and trends and overall understanding of our financial performance and prospects for the future. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our use of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to other companies within the industry due to different methods of calculation. We compensate for these limitations by using each of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. We may incur expenses in the future that are the same or similar to some of those adjusted in this presentation.

EBITDA is defined as net (loss)/income excluding depreciation and amortization of property and equipment, interest expense, net, amortization of intangible assets, and income tax expense.

Adjusted EBITDA is defined as net (loss)/income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and loss or gain on sale of property and equipment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Reconciliations from Net (Loss)/Income per the Consolidated Statements of Operations to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the three and nine months ended September 30, 2019 and 2018 are shown (in thousands) in the tables below.

	Successor	Successor	Successor	Combined Successor and Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

EBITDA and Adjusted EBITDA
Net (loss) income	$(2,486)	$(2,729)	$1,216	$2,141
Interest expense, net	2,321	2,428	7,879	7,365
Depreciation and amortization of property and equipment	1,716	1,704	5,144	4,928
Amortization of intangible assets	1,016	828	2,923	1,908
Income tax expense	941	1,141	4,225	3,484
Subtotal EBITDA	3,508	3,372	21,387	19,826
Floor plan interest	(874)	(1,066)	(3,392)	(3,050)
LIFO adjustment	910	884	1,516	1,032
Transaction costs	193	243	508	3,738
(Gain)/loss on sale of property and equipment	(13)	9	(11)	(2)
Severance costs/Other	262	-	691	79
Stock-based compensation	1,286	2,857	3,912	6,126
Adjusted EBITDA	$5,272	$6,299	$24,611	$27,749

	Successor	Successor	Successor	Combined Successor and Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

EBITDA margin and Adjusted EBITDA margin
Net (loss) income margin	-1.6%	-1.9%	0.2%	0.4%
Interest expense, net	1.5%	1.7%	1.6%	1.5%
Depreciation and amortization of property and equipment	1.1%	1.2%	1.0%	1.0%
Amortization of intangible assets	0.6%	0.6%	0.6%	0.4%
Income tax expense	0.6%	0.8%	0.8%	0.7%
Subtotal EBITDA margin	2.2%	2.4%	4.3%	4.1%
Floor plan interest	-0.6%	-0.7%	-0.7%	-0.6%
LIFO adjustment	0.6%	0.6%	0.3%	0.2%
Transaction costs	0.1%	0.2%	0.1%	0.8%
(Gain)/loss on sale of property and equipment	0.0%	0.0%	0.0%	0.0%
Severance costs/Other	0.2%	0.0%	0.1%	0.0%
Stock-based compensation	0.8%	2.0%	0.8%	1.3%
Adjusted EBITDA margin	3.3%	4.4%	4.9%	5.8%

Note: Figures in the table may not recalculate exactly due to rounding.

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